SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
1934

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement

/ /  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))

/x/  Definitive Proxy Statement

/ /  Definitive Additional Materials

/ /  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12


                         ROFIN-SINAR TECHNOLOGIES INC.
           --------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


           --------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

/x/  No fee required.

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)  Title of each class of securities to which transactions applies:

          -------------------------------------------------------------------
      2)  Aggregate number of securities to which transaction applies:

          -------------------------------------------------------------------
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          -------------------------------------------------------------------
      4)  Proposed maximum aggregate value of transaction:

          -------------------------------------------------------------------
      5)   Total fee paid:

          -------------------------------------------------------------------


/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by the registration statement number, or the Form or Schedule and the date of its filing.

       1)   Amount Previously Paid:
                                   ------------------------------------------
       2)   Form Schedule or Registration Statement No.:
                                                        ---------------------
       3)   Filing Party:
                         ----------------------------------------------------
       4)   Date Filed:
                       ------------------------------------------------------

PETER WIRTH
      Chairman of the Board,
      President and
      Chief Executive Officer                    January 28, 2002


Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders that will be held on Thursday, March 21, 2002, at 10:00 a.m., local time, at the Fiesta Inn, 2100 South Priest Drive, Tempe, AZ 85282.

The enclosed notice and proxy statement contain details concerning the business to be acted upon at the meeting. You will note that the Board of Directors of the Company recommends a vote "FOR" the election of two directors to serve until the 2005 Annual Meeting of Stockholders, "FOR" the ratification of KPMG LLP as independent public auditors of the Company, and "FOR" the adoption of the Rofin-Sinar Technologies Inc. 2002 Equity Incentive Plan. Please sign and return your proxy card in the enclosed postage-paid envelope at your earliest convenience to assure that your shares will be represented and voted at the meeting even if you cannot attend.

To help us plan for the meeting, please mark the appropriate box on the accompanying proxy card telling us if you will be attending.

                                                Sincerely,


                                                /s/  Peter Wirth
                                                 --------------------
                                                Peter Wirth

                           [ROFIN-SINAR TECHNOLOGIES LOGO]





                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



TO THE STOCKHOLDERS
OF ROFIN-SINAR TECHNOLOGIES INC.


The Annual Meeting of Stockholders of Rofin-Sinar Technologies Inc. will be held at Fiesta Inn, 2100 South Priest Drive, Tempe, AZ 85282, on Thursday, March 21, 2002, at 10:00 a.m., local time, for the following purposes:

     1. To elect two Class III directors to serve for a three-year term until the 2005 Annual Meeting of Stockholders;

     2. To appoint KPMG LLP as independent auditors for the Company for the fiscal year ended September 30, 2002;

     3.     To adopt the Rofin-Sinar Technologies Inc. 2002 Equity Incentive
            Plan; and

     4. To transact such other business as may properly come before the meeting and any adjournments thereof.

Stockholders of record at the close of business on January 25, 2002 are entitled to notice of, and to vote at, the meeting and any adjournments thereof.

                                   By Order of the Board of Directors

                                     /S/  Cindy Denis
                                    ----------------------------
                                    Cindy Denis
                                    Secretary

Plymouth, Michigan
January 28, 2002



EACH STOCKHOLDER IS URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. IN THE EVENT A STOCKHOLDER DECIDES TO ATTEND THE MEETING, HE OR SHE MAY, IF SO DESIRED, REVOKE THE PROXY AND VOTE THE SHARES IN PERSON.

                        ROFIN-SINAR TECHNOLOGIES INC.
                            45701 MAST STREET
                        PLYMOUTH, MICHIGAN  48170

                  --------------------------------------
                             PROXY STATEMENT
                  --------------------------------------

                    FOR ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON MARCH 21, 2002
                  --------------------------------------

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Rofin-Sinar Technologies Inc., a Delaware corporation (the "Company"), to be voted at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at Fiesta Inn, 2100 South Priest Drive, Tempe, AZ 85282, on March 21, 2002 at 10:00 a.m., local time, and at any adjournments thereof. The approximate date on which this Proxy Statement and form of proxy are first being sent to the stockholders is January 28, 2002.

Only holders of record of shares of Common Stock of the Company at the close of business on January 25, 2002 (the "Record Date") are entitled to vote at the Annual Meeting or any adjournments thereof. Each owner of record on the Record Date is entitled to one vote for each share of Common Stock of the Company so held. The presence, either in person or by properly executed proxy, of the owners of one third of the outstanding shares of Common Stock of the Company entitled to vote is necessary to constitute a quorum at the Annual Meeting and to permit action to be taken by the stockholders at such meeting. As of the close of business on the Record Date, there were 11,547,300 shares of Common Stock of the Company outstanding.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by delivering to the Company (to the attention of Cindy Denis) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. Stockholders voting by proxy for the election of directors nominated to serve until the 2005 Annual Meeting may vote in favor of all nominees or withhold their votes as to all nominees or withhold their votes as to specific nominees. Stockholders should specify their choices on the enclosed form of proxy. If no specific instructions are given with respect to the matters to be acted upon, the shares represented by a signed proxy will be voted FOR the election of all nominees for director, FOR the proposal to ratify the appointment of auditors and FOR the proposal to adopt the Rofin-Sinar Technologies Inc. 2002 Equity Incentive Plan (the "2002 Plan"). Directors will be elected by a plurality of the votes cast by the holders of the shares of Common Stock voting in person or by proxy at the Annual Meeting. The vote of a majority of the votes cast in person or by proxy at the Annual Meeting is required to approve the 2002 Plan. Abstentions and broker non-votes will not affect the outcome of the vote.

The Board of Directors of the Company knows of no business that will be presented for consideration at the Annual Meeting other than the matters described in this Proxy Statement. If any other matters are presented at the Annual Meeting, the persons named in the proxy card will vote in accordance with their judgment.

This solicitation is being made by the Board of Directors of the Company and its cost (including preparing and mailing of the notice, this Proxy Statement and the form of proxy) will be paid by the Company. The Company will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send the proxy material to their principals and will reimburse them for their reasonable expenses in so doing. To the extent necessary in order to ensure sufficient representation at the Annual Meeting, the Company intends to utilize the services of a proxy solicitor as well as the services of officers and regular employees of the Company to solicit the return of proxies by mail, telephone, telegram, telex and personal interview. No compensation in addition to regular salary and benefits will be paid to any officer or regular employee for such solicitation.

                                  PROPOSAL ONE:
                             ELECTION OF DIRECTORS

Board of Directors

Pursuant to the Company's Certificate of Incorporation, the Board of Directors is divided into three classes, with staggered three-year terms, and not more than one class of directors being elected at any Annual Meeting of the Stockholders. Under the By-Laws of the Company, the number of directors of the Company has been set at six since the time the Company conducted its initial public offering.

Peter Wirth and William R. Hoover, the two Class III directors whose terms will expire at the Annual Meeting, have been nominated by the Board of Directors to stand for re-election as Class III directors to hold office until the 2005 Annual Meeting of Stockholders and until their successors are elected and qualified. The Board of Directors knows of no reason why either nominee will be unable or unwilling to serve as a nominee or director if elected.

Certain information concerning Peter Wirth and William R. Hoover is furnished below:

      Peter Wirth serves as Chairman of the Board of Directors and is Chief Executive Officer and President of the Company. He has also served as General Manager of Rofin-Sinar Laser GmbH, Hamburg, Germany ("RBL") since October 1994. From 1991 until October 1994, Dr. Wirth was President of RSI. He joined RSL in 1979 as Sales Manager for Industrial Lasers, and became Director, Sales and Marketing in 1983. He holds a Master's Degree and a Ph.D in Physics from the Technical University in Munich, Germany.

      William R. Hoover has been a member of the Company's Board of Directors since September 1996. He is Chairman of the Executive Committee of Computer Sciences Corporation, a provider of information technology consulting, systems integration and outsourcing to industry and government, and served as Chairman of the Board of Directors of that company from November 1972 to March 1997. He has been a consultant to that company since March 1995; prior to that, he was its President from November 1969 to March 1995 and its Chief Executive Officer from November 1972 until March 1995. Mr. Hoover also serves as Director on the Boards of Computer Sciences Corporation and Storage Technology Corp.

The two nominees receiving the highest number of affirmative votes will be elected as Class III directors of the Company.

Recommendation of the Board of Directors Concerning the Election of Directors

The Board of Directors of the Company recommends a vote FOR Peter Wirth and William R. Hoover as Class III directors to hold office until the 2005 Annual Meeting of Stockholders and until their successors are elected and qualified. Proxies received by the Board of Directors will be so voted unless stockholders specify a contrary choice in their proxy.






             NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
        FOR A THREE-YEAR TERM EXPIRING AT THE 2005 ANNUAL MEETING:



            Name                  Age             Director Since
       --------------------      -----           ----------------

        Peter Wirth               55                   1996
        William R. Hoover (A) (B) 72                   1996



            DIRECTORS WHOSE TERMS EXPIRE AT THE 2004 ANNUAL MEETING:


            Name                  Age             Director Since
       --------------------      -----           ----------------

        Carl F. Baasel            60                   2000
        Gary K. Willis (A)        56                   1996



            DIRECTORS WHOSE TERMS EXPIRE AT THE 2003 ANNUAL MEETING:


            Name                  Age             Director Since
       --------------------      -----           ----------------

        Gunther Braun             44                   1996
        Ralph E. Reins (A) (B)    61                   1996



________________________________________
(A) Member of the Audit Committee
(B) Member of the Compensation Committee

                   DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information with respect to the Company's directors and executive officers.

Name                      Age        Title
 -------------------     -----      ---------------------------------------
Peter Wirth               55         Chairman of the Board of Directors,
                                     Chief Executive Officer and President

Gunther Braun             44         Executive Vice President, Finance and
                                     Administration, Chief Financial Officer,
                                     Treasurer and Director

Walter Volkmar            58         General Manager, Rofin-Sinar Laser GmbH
                                     ("RSL")Marking Division

Louis Molnar              48         President, Rofin-Sinar Inc. ("RSI")

Carl F. Baasel            60         Director and Managing Director of Carl
                                     Baasel Lasertechnik GmbH & Co. KG

William R. Hoover         72         Director

Ralph E. Reins            61         Director

Gary K. Willis            56         Director



Business Experience

Peter Wirth serves as Chairman of the Board of Directors and is Chief Executive Officer and President of the Company. He has also served as General Manager of RSL since October 1994. From 1991 until October 1994, Dr. Wirth was President of RSI. He joined RSL in 1979 as Sales Manager for Industrial Lasers, and became Director, Sales and Marketing in 1983. He holds a Master's Degree and a Ph.D in Physics from the Technical University in Munich, Germany.

Gunther Braun has been Executive Vice President, Finance and Administration, Chief Financial Officer and Treasurer, as well as a member of the Company's Board of Directors since September 1996. Since 1994, he has also been the Financial Director for RSL. He joined RSL in 1989 in connection with RSL's acquisition of Coherent General Inc.'s Laser Optronics marking division. Mr. Braun holds a Business Administration Degree from the Fachhochschule in Regensburg, Germany.

Walter Volkmar has been Manager of the Marking Division of RSL since 1994.
He joined RSL in 1989 in connection with RSL's acquisition of Coherent General Inc.'s Laser Optronics marking division. Dr. Volkmar holds Master's Degrees in Mechanical Engineering and Business Administration from the Technical University in Darmstadt, and a Ph.D. in Economics and Trade from the University of Parma in Italy.

Carl F. Baasel became a member of the Company's Board of Directors in October 2000, following its acquisition of a majority stake in Carl Baasel Lasertechnik GmbH, a Company that Mr. Baasel founded in 1975. Mr. Baasel served as that company's Managing Director until September 2001 when it was transformed into a limited partnership under the name "Carl Baasel Lasertechnik GmbH & Co. KG". Since September 2001, he serves as Managing Director of this limited partnership, which is a majority owned subsidiary of the Company. Mr. Baasel holds a Master's Degree in Physics from the Technical University of Munich.

Louis Molnar has been President of Rofin-Sinar Inc., Plymouth, Michigan, USA ("RSI") since August 2000. Mr. Molnar served as President and Chief Operational Officer of GALCO Industrial Electronics, a company offering electrical and electronic control products, from July 1997 until August 2000. Prior to this, Mr. Molnar served as Director for FANUC Robotics, where he was responsible for the entire business infrastructure and operations, as well as all engineering functions for the Automotive Components and General Industries markets. Mr. Molnar holds a Bachelor of Science Degree in Electrical Engineering from Oakland University and a Master's Degree in Business Administration from Michigan State University.

William R. Hoover has been a member of the Company's Board of Directors since September 1996. He is the Chairman of the Executive Committee of Computer Sciences Corporation, a provider of information technology consulting, systems integration and outsourcing to industry and government, and Chairman of the Board of that company from November 1972 to March 1997. He has been a consultant to that company since March 1995; prior to that, he was its President from November 1969 to March 1995 and its Chief Executive Officer from November 1972 until March 1995. Mr. Hoover serves as Director on the Boards of Computer Sciences Corporation and Storage Technology Corp.

Ralph E. Reins has been a member of the Company's Board of Directors since September 1996. He is Chairman and Chief Executive Officer of Qualitor Inc. Mr. Reins served as President and Chief Executive Officer of AP Parts International, Inc. from 1995 to 1997, as President and Chief Executive Officer of Envirotest Systems Corp. in 1995, as President of Allied Signal Automotive from 1991 through 1994 and as President of United Technologies Automotive from 1990 to 1991. Prior to that, he was Chairman, Chief Executive Officer, President and Chief Operating Officer of Mack Truck from 1989 to 1990 and President and Chief Executive Officer of ITT Automotive from 1985 to 1989. Mr. Reins is a director of Wierton Steel Corporation and a member of the Society of Automotive Engineers.

Gary K. Willis has been a member of the Company's Board of Directors since September 1996. Mr. Willis recently retired from Zygo Corporation, where since November 1998, he had been Chairman of the Board of Directors. Mr. Willis had also served as director of Zygo Corporation since February 1992 and as its President and Chief Executive Officer from 1992 and 1993 through 1999, respectively. Prior to joining Zygo Corporation, he was Chairman, President and Chief Executive Officer of The Foxboro Company. Mr. Willis also serves as a Director of Hpower Corporation and Middlesex Health Services, Inc. Mr. Willis has a Bachelor of Science Degree in Mechanical Engineering from Worcester Polytechnical Institute.

Relationships Among Directors or Executive Officers

There are no family relationships among any of the directors or executive officers of the Company.


Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten percent shareholders are also required by rules promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of such forms, the absence of a Form 3, Form 4 or Form 5 or written representations that no Form 4's or 5's were required, the Company believes that, with respect to the fiscal year ended September 30, 2001, its officers, directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements.

                       COMMITTEES OF THE BOARD OF DIRECTORS;
                      MEETINGS AND COMPENSATION OF DIRECTORS

During the fiscal year ended September 30, 2001, the Board of Directors held five regular meetings. The Board currently has an Audit Committee and a Compensation Committee. It has no nominating committee or a committee performing the functions of a nominating committee.

The Audit Committee. The Audit Committee is responsible for recommending to the Board of Directors the independent public accountants to be selected to conduct the annual audit of the books and records of the Company, reviewing the proposed scope of such audit and approving the audit fees to be paid in connection with, reviewing the adequacy and effectiveness of the accounting and internal financial controls of the Company with the independent auditors and the Company's financial and accounting staff and reviewing and approving transactions between the Company and its directors, officers and affiliates. The Board of Directors has adopted a written Charter for the Audit Committee. During fiscal year 2001, the members of the Audit Committee were Mr. Reins, Mr. Willis, and Mr. Hoover (who is the Chairman of the Committee). Mr. Reins, Mr. Willis and Mr. Hoover are independent directors within the meaning of Rule 4200(a)(14) of the National Association of Securities Dealers' ("NASD") Marketplace Rules. In fiscal 2001, the Audit Committee held two meetings.

The Compensation Committee. The Compensation Committee is responsible for providing a general review of the Company's compensation and benefit plans, ensuring that they meet corporate financial and strategic objectives. The responsibilities of the Compensation Committee also include administering the 1996 Equity Incentive Plan, the Annual Incentive Plan, and provided the 2002 Plan is adopted as proposed herein, the 2002 Plan (all of which are described below), including selecting the officers and salaried employees to whom awards will be granted and making such awards. The members of the Compensation Committee are Mr. Hoover and Mr. Reins. Neither Mr. Hoover or Mr. Reins are employees of the Company. In fiscal 2001, the Compensation Committee held two meetings.

Compensation of Directors. Each director who is not an employee of the Company is entitled to an annual cash retainer fee of $15,000 plus an honorarium of $1,000 and $500 for each board meeting and committee meeting, respectively, which he attends. Furthermore, directors are reimbursed for reasonable travel expenses incurred in connection with their duties as directors of the Company. In addition, in 1997 the Company adopted a non-employee director stock plan (the "Directors' Plan") which authorizes 100,000 shares of Common Stock for issuance pursuant to stock awards and restricted stock awards to non-employee directors. Under the Directors' Plan, each non-employee director who is first elected or appointed to the Board of Directors prior to age 65 will receive an initial grant of 1,500 shares of Common Stock and an annual grant of 1,500 shares of Common Stock, which vest immediately, in each subsequent year in which he or she serves on the board. Each non-employee director who is first appointed or elected to the Board of Directors after attaining age 65 will receive upon his or her initial appointment or election a one-time grant of 7,500 shares of restricted stock which will vest in five equal installments on the date of grant and each of the following four anniversaries thereof.

                        REPORT OF AUDIT COMMITTEE

December 20, 2001

To the Board of Directors

We have reviewed and discussed with management the Company's audited financial statements as of and for the year ended September 30, 2001.

We have discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We have received and reviewed the written disclosures and the letter from KPMG LLP required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended September 30, 2001.


/S/  William R. Hoover
- ----------------------------
Mr. William R. Hoover
Audit Committee Chairman



/S/  Ralph E. Reins
- ----------------------------
Mr. Ralph E. Reins
Audit Committee Member



/S/  Gary K. Willis
- ----------------------------
Mr. Gary K. Willis
Audit Committee Member

               OWNERSHIP OF COMMON STOCK BY MANAGEMENT

The following table sets forth information as of January 1, 2002, with respect to beneficial ownership of the Company's Common Stock by each director, each of the executive officers named in the Summary Compensation Table below, and the directors and executive officers of the Company as a group. To the Company's knowledge, each of the directors and executive officers has sole voting and investment power with respect to the shares he owns.

                              Number of Shares of
                                 Common Stock
        Name                Beneficially Owned (1)     Percentage of Class
 --------------------     ------------------------    ---------------------

      Peter Wirth                   111,300                    *
      Gunther Braun                  72,000                    *
      Walter Volkmar                 77,500                    *
      Carl Baasel                    44,000                    *
      William R. Hoover              37,500                    *
      Ralph E. Reins                 14,000                    *
      Gary K. Willis                 12,500                    *
      All directors and
         Executive officers
         as a group (8 persons)     428,800                    2%


 ----------------------------
* Less than one (1) percent of class.

(1) The amounts listed include the following shares of Common Stock that may be acquired within 60 days of January 1, 2002 through the exercise of stock options: Dr. Wirth, 108,000; Mr. Baasel, 2,000; Mr. Braun, 66,000; and Dr. Volkmar, 66,000.




                         PRINCIPAL STOCKHOLDERS

                          Beneficial Ownership

The following table sets forth information as to the only persons known to the Company to be the beneficial owner of more than five (5) percent of the Company's common stock:


    Name and address of      Amount and Nature
     Beneficial Owner     of Beneficial Ownership     Percentage of Class
   ---------------------  -----------------------     -------------------

          None                       --                       --

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Hoover and Reins are the members of the Compensation Committee of the Board of Directors of the Company, neither of whom is an officer of the Company. There are no compensation committee interlocks involving executive officers of the Company.


                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Committee Report on Executive Officer Compensation

The Compensation Committee consists solely of non-management directors. The current members of the Compensation Committee are Messrs. Hoover and Reins.

Policies, Goals and Responsibilities

The Compensation Committee is responsible for oversight and administration of executive compensation. The philosophy of the Compensation Committee is to establish an executive compensation program that will allow the Company to achieve the following objectives:

      *     Attract, retain and motivate key executives of the Company.

      * Tie executive pay to shareholder value creation through the use of equity-based incentives.

      * Link pay to performance by making individual compensation directly dependent upon the achievement of certain predetermined performance goals.

The Company's executive compensation programs are designed to meet three fundamental objectives: (1) to set compensation at levels sufficient to attract and retain a diverse mix of experienced, highly competent executives;
(2) to provide incentives to improve the Company's financial performance and performance against strategic and operational goals; and (3) to evaluate, reinforce and reward individual achievement of business objectives with pay that fluctuates with performance.

The salary and incentive compensation programs for the Company's executive officers were established based on advice from independent consultants by reference to a survey group of companies with sales of less than $500 million per year. The use of independent consultants has provided additional assurance that the Company's compensation programs are appropriately aligned with its objectives, and that, based upon survey data, executive compensation levels are appropriately aligned with the compensation levels of persons in similar positions at comparable companies, taking into account, in certain instances, differences between U.S. and German compensation practices.

Components of Compensation

Base Salaries. In fiscal year 2001, executive officers' base salaries have remained unchanged from their base salaries in fiscal year 2000, except for Dr. Wirth, as discussed below, and are enumerated in the summary compensation table below. The Compensation Committee reviews executive officer base salaries on an annual basis and determines those base salaries by an evaluation of factors which may include individual performance and comparisons with salaries paid at comparable companies in the Company's industry.

Annual Incentives. The Annual Incentive Plan was established in 1996 and provides that key employees, including executive officers, are eligible to participate at the discretion of the Compensation Committee. The maximum bonus each participant may receive under the Annual Incentive Plan is expressed as a percentage of base salary, with percentages varying among participants based upon their positions at the Company. Bonus opportunities with respect to fiscal year 2001 were based upon the degree to which the Company (or, with respect to middle management, the applicable business unit or division of the Company) achieved certain preset performance goals related to net sales, order entry, operating profits and after-tax profits. The Compensation Committee anticipates that, in the future, survey data and comparisons to peer companies will continue to be considered in determining performance criteria and bonus levels.

In fiscal year 2001, the Company did achieve the preset performance goals under the Annual Incentive Plan and the Company's executive officers were awarded the bonuses outlined in the summary compensation table below.

Long-Term Incentives. In 1996, the Company adopted the 1996 Equity Incentive Plan, which provides for grants of stock options, restricted stock and performance shares to officers and other key employees of the Company.

In fiscal year 2001, the Company granted 30,000 stock options to Peter Wirth; 30,000 stock options to Gunther Braun; 30,000 stock options to Walter Volkmar 10,000 stock options to Carl Baasel and 15,000 stock options to Louis Molnar.

The Compensation Committee believes that stock options are an important part of incentive compensation because stock options only have value if the Company's stock price increases over time. Thus, the Compensation Committee anticipates that additional option grants will be made to the executive officers and other key employees of the Company from time to time to reflect their ongoing contributions to the Company, to provide additional incentives and to take into account practices at competitive companies.

Compensation of the Chairman of the Board and Chief Executive Officer

The Company and Dr. Wirth are parties to an employment agreement providing for a minimum annual base salary, subject to periodic adjustment, of DM 425,000 (which equated to $192,849 in fiscal year 2001 based on a weighted average currency exchange rate of US $1.00 = DM 2.2038) and the payment of an annual incentive bonus based upon the Company's attainment of predetermined
performance goals.   Dr. Wirth's salary in fiscal year 2001 increased by
approximately 15% from his salary in fiscal year 2000. The Compensation Committee determined Dr. Wirth's annual incentive bonus for fiscal year 2001 based upon the Company's attainment of a predetermined performance goal related to net sales and to after-tax profit. In fiscal year 2001, the Company did achieve the predetermined performance goal and, thus, Dr. Wirth received an annual incentive bonus, as outlined in the summary compensation table.

In fiscal year 2001, 30,000 stock options were granted to Dr. Wirth under the 1996 Equity Incentive Plan.


Policy with Respect to Qualifying Compensation for Deductibility

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits to $1,000,000 the tax deductible compensation paid for a particular year to the chief executive officer and to each of the four most highly compensated executive officers who are employed as executive officers on the last day of such year (the "Named Executive Officers"). The Compensation Committee intends to comply with Section 162(m) (and the regulations thereunder) to preserve the deductibility of performance based compensation paid to any Named Executive Officer. If compliance with Section 162(m) (and the regulations thereunder) conflicts with the compensation philosophy or is determined not to be in the best interests of shareholders, the Compensation Committee will abide by the compensation philosophy, regardless of the tax impact of such actions.


                                       COMPENSATION COMMITTEE

                                       William R. Hoover
                                       Ralph E. Reins

Executive Compensation

The following table presents certain summary information concerning compensation paid for services to the Company during fiscal years 2001, 2000 and 1999 to the Named Executive Officers of the Company.

                     SUMMARY COMPENSATION TABLE
                                                      Long-Term
                                                     Compensation
                                                     ------------
                                                      Securities    All Other
Name and	                        (1)         (2)       Underlying    Compens-
Principal Position    Year   Salary($)    	Bonus($)      	Options(#)  ation($)
- ------------------    ----   ----------  -----------  ----------   ---------
 Peter Wirth          2001	   $ 201,648  	   $ 38,570       30,000          --
   Chairman, Chief    2000	   $ 194,644     $ 93,893       50,000          --
   Executive Officer  1999   $ 215,788           --           --          --
   and President

 Gunther Braun        2001    $ 130,286    $ 25,864       30,000          --
   Executive Vice     2000    $ 131,619    $ 54,986       20,000          --
   President Finance  1999    $ 135,238          --           --          --
   And Administration
   and Chief Financial
   Officer

 Walter Volkmar       2001    $ 118,825     $ 21,781       30,000         --
   General Manager,   2000    $ 118,742     	$ 41,313       20,000         --
   RSL Marking        1999    $ 124,407     $  4,865       10,000         --
   Division

Carl F. Baasel        2001    $  98,548     $ 38,377       10,000         --
   Managing Director,
   Carl Baasel
   Lasertechnik Gmbh
   Co. & KG

 Louis Molnar         2001    $ 199,328    $ 57,000        15,000   4,275 (3)
   President, RSI     2000    $  13,264          --            --         --

- -------------------
(1) Amounts paid in German marks have been converted into U.S. dollars at the weighted average exchange rate for the relevant fiscal year (for fiscal year ended September 30, 1999: US$1.00 : DM 1.7805; for fiscal year ended September 30, 2000: US$1.00 : DM 2.0369; and for fiscal year ended September 30, 2001: US$1.00 : DM 2.2038).

 (2) Bonuses are reflected on the accrual method of accounting, consistent with the presentation in audited financial statements. Fiscal year 2001 bonuses were paid in November 2001, except for Mr. Molnar's, which was paid in January 2002.

 (3) $4,275 of matching contributions were made by RSI on behalf of Mr. Molnar in accordance with the Rofin-Sinar, Inc. 401(k) Plan.

The following table presents information concerning grants of stock options during fiscal years 2001 to each of the Named Executive Officers.


        INDIVIDUAL OPTION GRANTS IN FISCAL YEAR ENDED SEPTEMBER 30, 2001

                                                                Potential
            Number of  % of Total                          Realizable Value at
            Securities   Options                          Assumed Annual Rates
            Underlying  Granted to                           of Stock Price
             Options    Employees    Exercise                Appreciation for
            Granted(#)  in Fiscal   Price($/Sh)  Expiration    Option Term(3)
Name          (1)         Year         (2)           Date     5%($)    10%($)
- ----------  ---------- ---------- ------------  ----------  -------- --------
Peter
  Wirth       30,000     13.95%    $ 10.375      11/09/10  $195,743  $496,052
Gunther
  Braun       30,000     13.95%    $ 10.375      11/09/10  $195,743  $496,052
Walter
  Volkmar     30,000     13.95%    $ 10.375      11/09/10  $195,743  $496,052
Carl F.
  Baasel      10,000      4.65%    $ 10.375      11/09/10  $ 65,248  $165,351
Louis
  Molnar      15,000      6.98%    $ 10.375      11/09/10  $ 97,872  $248,026

- ------------

(1) All option grants to the Named Executive Officers were made pursuant to the 1996 Equity Incentive Plan and have a ten-year term.

(2) All options were granted to the Named Executive Officers at an exercise price equal to the fair market value of the underlying stock on the date of grant. All options will vest and become exercisable in equal installments on each of the first five anniversaries of the date of grant. Pursuant to the terms of the awards, all options will, subject to the discretion of the Compensation Committee, become fully exercisable upon the occurrence of a change in control as defined in the 1996 Equity Incentive Plan.

(3) Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent assumed rates of appreciation only, based on SEC rules, and do not represent the Company's estimate or projection of the Company's stock price in the future. Actual gains, if any, on stock option exercises depend upon the actual future performance of Common Stock and the continued employment of the option holders through the vesting period. The amounts reflected in this table may not necessarily be achieved.

                 AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2001
                   AND FISCAL YEAR 2001 YEAR-END OPTION VALUES
                                                                  Value of
                                             Number of           Unexercised
                                            Unexercised          In-The-Money
                                             Options at           Options at
                   Shares                    FY-End (#)           FY-End ($)
                Acquired on    Value       Exercisable/        Exercisable /
 Name           Exercise (#) Realized ($)  	Unexercisable    Unexercisable(1)
- --------------   ----------- ----------  ----------------   -----------------
 Peter Wirth           --         --       92,000/80,000	         $0/$0
 Gunther Braun         --         --       56,000/50,000         $0/$0
 Walter Volkmar        --         --       54,000/56,000     	    $0/$0
 Carl F. Baasel        --         --            0/10,000         $0/$0
 Louis Molnar          --         --        6,000/29,000         $0/$0

- -------------
(1) Based on the closing price of Common Stock, as reported on the NASDAQ National Market, at September 30, 2001, which was $7.10 per share.

Pension Plans

RSL Pension Plan

Messrs. Wirth, Braun and Volkmar participate in the Rofin-Sinar Laser GmbH Pension Plan (the "RSL Pension Plan") for RSL executives, an unfunded plan in accordance with the typical practices of German companies. The RSL Pension Plan provides pensions to participants who (i) retire on or after age 60 or terminate employment due to a permanent disability and (ii) have served at least ten years with RSL at the time of separation.

The annual benefits payable under the RSL Pension Plan, which commence at the statutory retirement age of 65 (according to German law), are based upon the age at which the participant leaves RSL. Book reserves are kept to record benefits accruals under the RSL Pension Plan. Messrs. Wirth, Braun and Volkmar joined or were deemed to have joined (as applicable), the RSL Pension Plan on July 1, 1979, November 1, 1984 and March 1, 1985, respectively. Assuming retirement at or after age 60, Messrs. Wirth, Braun and Volkmar would receive a monthly pension benefit of $2,055, $1,389 and $1,075, respectively (at the German mark/U.S. dollar exchange rate in effect on December 31, 2001).

Rofin-Sinar Inc. Pension Plan

In 1996 RSI adopted a defined benefit plan for its employees known as the Rofin-Sinar Inc. Pension Plan (the "RSI Plan"). Under the RSI Plan, employees receive annual pension benefits equal to the product of (i) the sum of 1.125% of the first $12,000 of average final compensation and 1.5% of "average final compensation" in excess of that amount, and (ii) the number of years of service in which the employee was employed by a participating employer. Average final compensation is based upon the period of four consecutive plan years out of the last ten full plan years preceding the employee's retirement which produces the highest amount.

No Named Executive Officers are currently participating in the RSI Plan.

Employment Agreements and Termination of Employment Arrangements

Employment Agreements with Named Executive Officers

In September 1996 the Company and RSL entered into employment agreements with Messrs. Wirth and Braun (collectively, the "Employment Agreements"), under which the executives have retained the job titles specified in their prior employment agreements, and are entitled to a base compensation, adjusted by the Compensation Committee, of not less than DM 425,000 and DM 280,000, respectively ($192,849 and $127,053, respectively, at the weighted average exchange rate for fiscal year 2001 of DM 2.2038 per $1.00) plus an annual incentive bonus based upon the Company's attainment of predetermined performance goals. Each Employment Agreement has an indefinite term, subject to earlier termination by either the Company and RSL or the executive upon two years' prior written notice. In accordance with the Employment Agreements, each executive has agreed (i) not to disclose or exploit any of the Company's Confidential Information (as defined therein), (ii) to assign to the Company all inventions or improvements made by the executive in the course of his employment with the Company, and (iii) not to compete with the Company for a six month period after the completion of his term of employment with the Company. During the six-month non-competition period, the executive is generally entitled under German law to receive half of his monthly salary.


Stock Performance Graph

The following graph presents the one-year total return for Rofin-Sinar Technologies Inc. Common Stock compared with the NASDAQ Stock Market Index and the S&P Technology Sector Index. Rofin-Sinar selected these comparative groups due to industry similarities and the fact that they contain several direct competitors.

The graph assumes that the value of the investment in Rofin-Sinar Technologies Inc. Common Stock, the NASDAQ Stock Market Index, and the S&P Technology Sector Index each was $100 on September 26, 1996 (for Rofin-Sinar Technologies Inc. Common Stock) and August 31, 1996, (the most current published date preceding the date of the Company's initial public offering, for the NASDAQ Stock Market index and the S&P Technology Sector index), and that all dividends were reinvested. The S&P Technology Sector Index is weighted by market capitalization.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

 Quarter        Rofin-Sinar            NASDAQ Stock       S&P Technology
   End       Technologies Inc.         Market Index        Sector Index
 -------     ----------------          ------------       --------------
 9/30/96           100                      100                 100
 9/30/97           154                      137                 162
 9/30/98            86                      139                 184
 9/30/99            58                      228                 321
 9/30/00            92                      302                 384
 9/30/01            67                      124                 148

                                  PROPOSAL TWO:
                        INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors recommends the appointment of KPMG LLP, independent auditors for the Company since fiscal year 1994, to serve in the same capacity for the fiscal year ending September 30, 2002, a resolution will be submitted to stockholders at the Annual Meeting to ratify their appointment. The affirmative vote of a majority of the shares represented and voting at the Annual Meeting is required to ratify appointment. Unless otherwise instructed, the proxy holder will vote the proxies received FOR the ratification of the appointment of KPMG LLP as the independent auditors for the Company for fiscal 2002.

In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. If the resolution ratifying the appointment of KPMG LLP as independent auditors is approved by the stockholders, the Board of Directors nevertheless retains the discretion to select different auditors at any time during the year if the Board of Directors believes that change would be in the best interests of the Company and its stockholders.

A representative of KPMG LLP will not be present at the meeting; however, the Company's independent auditors will be available via telephone conferencing to respond to appropriate questions.


AUDIT FEES

For the fiscal year ended September 30, 2001, the Company was billed aggregate fees of U.S.$338,148 for professional services rendered by KPMG LLP for the audit of the Company's annual financial statements and the review of the financial statements included in the Company's Form 10-Q quarterly reports for that fiscal year.


FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

For the fiscal year ended September 30, 2001, the Company did not pay any fees for the professional services described in Paragraph (c)(4)(ii)(B) (information technology services) of Rule 2-01 of Regulation S-X rendered by KPMG LLP.


ALL OTHER FEES

For the fiscal year ended September 30, 2001, the Company was billed aggregate fees of U.S.$271,502 for all other non-audit services rendered by KMPG.

Recommendation of the Board of Directors Concerning the Election of Independent Public Accountants

The Board recommends a vote FOR ratification of the appointment of KPMG LLP as the Company's independent auditor for the current fiscal year.

                               PROPOSAL THREE:
          ROFIN-SINAR TECHNOLOGIES INC. 2002 EQUITY INCENTIVE PLAN

The Board of Directors recommends the approval of the Rofin-Sinar
Technologies Inc. 2002 Equity Incentive Plan (the "2002 Plan") and the reservation of 1,500,000 shares for issuance thereunder.

The Board of Directors unanimously approved, subject to stockholder approval, the adoption of the 2002 Plan and the reservation of 1,500,000 shares for issuance thereunder.

The following is a general description of the material features of the 2002 Plan. A copy of the 2002 Plan is attached as Appendix A hereto.

     Term

     The 2002 Plan provides for the grant of incentive and nonqualified stock options, restricted stock and performance shares (individually, an "Award" or collectively "Awards") to officers or other key employees or consultants of the Company or its subsidiaries with the potential to contribute to the future success of the Company or its subsidiaries. An aggregate of 1,500,000 shares of Common Stock are available for issuance pursuant to the 2002 Plan; such shares may be either authorized but unissued shares, treasury shares or any combination thereof. Any shares of Common Stock subject to an Award which lapse, expire or are otherwise terminated without the issuance of such shares may become available for new Awards.

     Administration

     The 2002 Plan is administered by the Compensation Committee, which has the authority to select the eligible individuals to whom Awards will be granted, to determine the type, size and terms and conditions applicable to each Award and to interpret, construe and implement the provisions of the 2002 Plan.

     Stock Options

     Stock options (each a "Stock Option"), which may be incentive or nonqualified stock options, to purchase shares of Common Stock may be granted under the 2002 Plan at an exercise price to be determined by the Compensation Committee; provided that such exercise price will not be less than the fair market value of the underlying Common Stock on the date of grant (110% of fair market value in the case of an incentive stock option granted to a ten percent shareholder). Stock Options will expire not later than ten years after the date on which they are granted (five years in the case of an incentive stock option granted to a ten percent shareholder). Stock Options become exercisable at such times and in such installments as determined by the Compensation Committee and such exercisability will generally be based on (i) an optionee's length of service or (ii) the attainment of performance goals established by the Compensation Committee. The Compensation Committee may also accelerate the exercisability of any Stock Options held by an optionee.

     Payment of the exercise price must be made in full at the time of exercise either by cash, certified or bank check, or other instrument acceptable to the Compensation Committee. In accordance with the rules and procedures that may be established by the Compensation Committee, a Stock Option may also be exercised through a "cashless exercise" procedure involving a broker or dealer.

     Restricted Stock

     A grant of restricted stock ("Restricted Stock") is an award of Common Stock that is subject to such restrictions as the Compensation Committee deems appropriate, including forfeiture conditions and restrictions against transfer for a period specified by the Compensation Committee. Restricted Stock Awards may be granted for or without consideration.
     The Compensation Committee may waive or accelerate the lapsing of restrictions in whole or in part. Prior to the expiration of the restricted period, except as otherwise provided by the Compensation Committee, a participant who receives a Restricted Stock Award has the rights of a shareholder of the Company, including the right to vote and to receive cash dividends on the shares subject to the Award. Stock dividends issued with respect to shares covered by a Restricted Stock Award will be treated as additional shares under such Award and will be subject to the same restrictions and other terms and conditions that apply to the shares with respect to which such dividends are issued.

     Performance Shares

     A performance share award (a "Performance Share") is an Award of a number of units that represent the right to receive a specified number of shares of Common Stock upon satisfaction of certain specified performance criteria, subject to such other terms and conditions as the Compensation Committee deems appropriate. Performance objectives will be established before, or as soon as practicable after, the commencement of the performance period (the "Performance Period") and may be based on net earnings, operating earnings or income, absolute and/or relative return on equity or assets, earnings per share, cash flow, pre-tax profits, earnings growth, revenue growth, comparisons to peer companies, any combination of the foregoing and/or such other measures, including participant measures of performance. Prior to the end of a Performance Period, the Compensation Committee may, only under conditions that do not affect the deductibility of compensation attributable to Performance Shares under Section 162(m) of the Code adjust the performance objectives to reflect an event that may materially affect the performance of the Company, or a subsidiary or a division of the Company. The extent to which a participant is entitled to payment in settlement of a Performance Share Award at the end of the Performance Period will be determined by the Compensation Committee based on whether the performance criteria have been met.

     Adjustments or Changes in Capitalization; Non-transferability

     Under the 2002 Plan, if there is any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, stock split, combination or exchange of shares or other form of reorganization, or any other change involving the Common Stock, such proportionate adjustments as may be necessary (in the form determined by the Compensation Committee) to reflect such change will be made to prevent dilution or enlargement of the rights with respect to the aggregate number of shares of Common Stock for an Award, the number of shares of Common Stock covered by each outstanding Award, and the price per share in respect thereof. Generally, a participant's rights under the 2002 Plan may not be assigned or transferred (except in the event of death).

     Change in Control

     In the event of a change in control of the Company, except as the Compensation Committee (as constituted immediately prior to such change in control) may otherwise determine: (i) all outstanding Stock Options will become fully exercisable as of the date of the change in control, whether or not then exercisable; (ii) all restrictions and conditions of all Restricted Stock Awards then outstanding will lapse as of the date of the change in control and (iii) all Performance Share Awards will be deemed to have been fully earned as of the date of the change in control.

     For purposes of the 2002 Plan, a "change in control" generally will have occurred when (A) any person becomes the beneficial owner of 20% or more of the then outstanding shares of Common Stock or the combined voting power of the Company's then outstanding voting securities, (B) during any period of two consecutive years, individuals who at the beginning of such period constitute the board of directors, cease for any reason to constitute a majority of the board of directors, (C) upon the consummation of a merger or consolidation with any other corporation, where the surviving entity holds more than 20% of the combined voting power of the Company or (D) the shareholders of the Company approve a plan of reorganization (other than a reorganization under the United States Bankruptcy Code) or complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

     Termination or Amendment

     The 2002 Plan will remain in effect until terminated by the Board of Directors and thereafter until all outstanding Awards granted are satisfied by the issuance of shares of Common Stock or the payment of cash or otherwise terminated pursuant to the terms of the 2002 Plan or under any Award agreements. Notwithstanding the foregoing, no Awards may be granted under the 2002 Plan after the tenth anniversary of the effective date of the 2002 Plan. The Board of Directors may at any time terminate, modify or amend the 2002 Plan; provided, however, that no such amendment, modification or termination may adversely affect a participant's rights under any Award, except with the consent of such participant, and no such amendment or modification will be effective unless and until the same is approved by shareholders of the Company when such shareholder approval is required to comply with applicable law, regulation or stock exchange rule.

     Termination of Employment

     In the event a participant terminates employment by reason of disability, retirement or death, exercisable Stock Options will generally remain exercisable by the participant (or the legal representative of the estate, as the case may be) for the earlier of one year (three months in the case of an incentive stock option) or the expiration of the Stock Option term and the participant (or the legal representative of the estate, as the case may be) will be entitled to receive the number of shares of Common Stock subject to a Restricted Stock Award or Performance Share Award that have been earned as of the date of disability or retirement. In the event a participant terminates employment for any reason other than death, disability or retirement, exercisable options will generally remain exercisable for the earlier of sixty days or the expiration of the Stock Option term and the participant will be entitled to receive the number of shares of Common Stock subject to a Restricted Stock Award or Performance Share Award that have been earned as of the date of such termination of employment.

     Certain U.S. Federal Income Tax Consequences of Stock Options

     The following general summary of certain U.S. federal income tax consequences to optionees and the Company, based on the law as currently in effect, does not purport to cover federal employment tax or other federal tax aspects of the 2002 Plan. Moreover, the following summary does not discuss possible foreign, state, local, estate or other tax consequences.

     Incentive Stock Options

     An optionee to whom an incentive stock option is granted will generally not recognize income at the time of grant or exercise of such incentive stock option. No federal income tax deduction will be allowable to the Company upon the grant or exercise of such incentive stock option. However, upon the exercise of an incentive stock option, any excess of the fair market price of the shares of the Common Stock at the time of exercise over the exercise price constitutes a tax preference item which may have alternative minimum tax consequences for the optionee. Any alternative minimum tax attributable to the exercise of an incentive stock option may be applied as a credit against the optionee's regular tax liability in subsequent years, subject to certain limitations. If the employee sells such shares more than one year after the date of transfer of such shares and more than two years after the date of grant of the incentive stock option, the optionee will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sale prices of such shares and the aggregate exercise price. If the optionee does not hold such shares for the required period, when the optionee sells such shares, the optionee will generally recognize ordinary compensation income and possibly capital gain or loss in such amounts as are prescribed by the Code and the regulations thereunder and the Company will generally be entitled to a federal income tax deduction in the amount of such ordinary compensation income that the optionee recognizes.

     Nonqualified Stock Options

     An optionee to whom a nonqualified stock option is granted will not recognize income at the time of grant of such option. When the optionee exercises the nonqualified stock option, the optionee will recognize ordinary compensation income equal to the difference, if any, between the exercise price paid and the fair market value, as of the date of option exercise, of the shares the optionee receives. The tax basis of such shares to such optionee will be equal to the exercise price paid plus the amount includible in the optionee's gross income, and the optionee's holding period for such shares will commence on the date on which the optionee recognizes taxable income in respect of such shares. Subject to the applicable provisions of the Code and regulations thereunder, the Company will generally be entitled to a federal income tax deduction in respect of a nonqualified stock option in an amount equal to the ordinary compensation income recognized by the optionee.

     New Plan Benefits

     As of the date of this Proxy Statement, no employees or consultants of the Company have been granted any Awards under the 2002 Plan. It is not presently possible to determine the benefits or amounts that will be received by any employees or consultants in the future.

Recommendation of the Board of Directors Concerning the Adoption of the Rofin-Sinar Technologies Inc. 2002 Equity Incentive Plan.

The Board recommends a vote FOR the adoption of the Rofin-Sinar Technologies Inc. 2002 Equity Incentive Plan and the reservation of 1,500,000 shares of issuance thereunder.


                          EXPENSES OF SOLICITATION

All expenses incurred in connection with the solicitation of proxies will be borne by the Company. The Company will request brokerage houses, custodians, fiduciaries and nominees to forward proxy materials to their principals and will reimburse them for their reasonable expenses in doing so. The Company expects to retain assistance in proxy solicitation, the expenses for which are not expected to exceed $50,000. Solicitation may also be undertaken by mail, telephone and personal contact by directors, officers and employees of the Company without additional compensation.

The Bank of New York, the Company's transfer agent and registrar, will receive and tabulate proxies.

STOCKHOLDERS' PROPOSALS

Proposals of stockholders intended to be presented at the 2003 Annual Meeting of Stockholders must be received by the Company on or before Friday, September 27, 2002, to be eligible for inclusion in the Company's proxy statement and proxy relating to that meeting.

Under the Company's Certificate of Incorporation and By-Laws, stockholders desiring to nominate persons for election as directors or bring other business before the annual meeting must deliver or mail a notice to the Secretary that must be received at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting is mailed or such public disclosure of the date of the annual meeting is made, whichever first occurs. Stockholders' notices must contain the specific information set forth in the Certificate of Incorporation and the By-Laws. Stockholders will be furnished a copy of the Company's Certificate of Incorporation and By-Laws without charge upon written request to the Secretary of the Company.

OTHER INFORMATION

The Company knows of no other matters which will be presented for consideration at the Annual Meeting. If any other matters or proposals properly come before the meeting, including voting for the election of any person as a Director in place of a nominee named herein who becomes unable to serve or for good cause will not serve, and voting on proposals omitted from the proxy statement pursuant to the rules of the Securities and Exchange Commission, it is intended that proxies received will be voted in accordance with the discretion of the proxy holders.

The Annual Report to Stockholders for the fiscal year ended September 30, 2001, which includes financial statements, is enclosed. The Annual Report does not form any part of the material for the solicitation of proxies.

Any stockholder who desires a copy of the Company's 2001 Annual Report on Form 10-K filed with the Securities and Exchange Commission may obtain a copy (excluding exhibits) without charge by addressing a written request to the Secretary, Rofin-Sinar Technologies Inc., 45701 Mast Street, Plymouth, Michigan 48170.
                                      By Order of the Board of Directors

                                      /S/ Peter Wirth
                                      ---------------------------
                                      Peter Wirth
                                      Chairman of the Board,
                                      President and
                                      Chief Executive Officer
Plymouth, Michigan
January 28, 2002

                     ROFIN-SINAR TECHNOLOGIES INC.
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Peter Wirth and Cindy Denis as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the Common Shares of Rofin-Sinar Technologies Inc. which the undersigned is entitled to vote at the Annual Meeting to be held on March 21, 2002 or any adjournment thereof.

This proxy will be voted as directed. If no direction is indicated, this proxy will be voted FOR proposals 1, 2 and 3.


1.  Election of Directors:
    For Election to Term Expiring in 2005:  Peter Wirth and William R. Hoover

    / / For         / / Withheld        / / Exceptions *


    * Exceptions
                 -----------------------

    To vote your shares for all Director nominees, mark the "For" box on item 1.  To withhold voting for all nominees, mark the "Withheld" box.
    If you do not wish your shares voted "For" a particular nominee, mark the "Exceptions" box and enter the name(s) of the exception(s) in the space provided.


2. Proposal to ratify the appointment of KPMG LLP as the Company's independent accountants for the fiscal year ending September 30, 2002.

    / / For         / / Against         / / Abstain


3.  To adopt the Rofin-Sinar Technologies Inc. 2002 Equity Incentive
    Plan; and


    / / For         / / Against         / / Abstain


4. In their discretion, the Proxies are authorized to vote upon such other further business, if any, as lawfully may be brought before the meeting.

                                                               Appendix A

                          ROFIN-SINAR TECHNOLOGIES INC.
                           2002 EQUITY INCENTIVE PLAN
1.  Purposes

    The purposes of the Rofin-Sinar Technologies Inc. 2002 Equity Incentive Plan, as may be amended from time to time (the "Plan"), (i) are to attract, retain and motivate officers and other key employees and consultants of Rofin-Sinar Technologies Inc., a Delaware corporation, and any successor thereto (the "Company"), and its Subsidiaries (as hereinafter defined), (ii) to compensate them for their contributions to the growth and profits of the Company, and (iii) to encourage ownership by them of stock of the Company.

2.  Definitions

    For purposes of the Plan, the following terms shall be defined as follows:

     "Affiliate" and "Associate" have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

     "Award" means an award made pursuant to the terms of the Plan to an Eligible Individual (as hereinafter defined) in the form of Stock Options, Restricted Stock Awards or Performance Share Awards.

     "Award Agreement" means a written agreement granting an Award, which is executed by the Participant and by an officer on behalf of the Company, and containing such terms and conditions as the Committee deems appropriate and that are not inconsistent with the terms of the Plan.

     "Beneficial Owner" has the meaning ascribed to such term in Rule 13d-3 promulgated under the Exchange Act.

     "Board" means the Board of Directors of the Company.

     A "Change in Control" of the Company shall be deemed to have occurred when (A) any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any person or entity organized, appointed or established by the Company or any Subsidiary of the Company for or pursuant to the terms of any such plan), alone or together with its Affiliates and Associates (collectively, an "Acquiring Person"), shall become the Beneficial Owner of twenty percent (20%) or more of the then outstanding shares of Common Stock or the Combined Voting Power of the Company (except pursuant to an offer for all outstanding shares of Common Stock at a price and upon such terms and conditions as a majority of the Continuing Directors determine to be in the best interests of the Company and its shareholders (other than an Acquiring Person on whose behalf the offer is being made)), (B) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director who is a representative or nominee of an Acquiring Person) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (collectively, the "Continuing Directors"), cease for any reason to constitute a majority of the Board, (C) upon the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the Surviving Entity (as defined in Section 14 hereof) or any Parent of such Surviving Entity) at least 80% of the Combined Voting Power of the Company, such Surviving Entity or the Parent of such Surviving Entity outstanding immediately after such merger or consolidation, or (D) the shareholders of the Company approve a plan of reorganization (other than a reorganization under the United States Bankruptcy Code) or complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; provided, however, that a change in control shall not be deemed to have occurred in the event of
     (x) a sale or conveyance in which the Company continues as a holding company of an entity or entities that conduct all or substantially all of the business or businesses formerly conducted by the Company or
     (y) any transaction undertaken for the purpose of incorporating the Company under the laws of another jurisdiction, if such transaction does not materially affect the beneficial ownership of the Company's capital stock.

     "Code" means the Internal Revenue Code of 1986, as amended, and the applicable rulings and regulations thereunder.

     "Combined Voting Power" means the combined voting power of the Company's or other relevant entity's then outstanding voting securities.

     "Committee" means the Compensation Committee of the Board, any successor committee thereto or any other committee appointed from time to time by the Board to administer the Plan. The Committee shall consist of at least two individuals and shall serve at the pleasure of the Board.

     "Common Stock" means the Common Stock, par value $.01 per share, of the Company.

     "Disability" means, with respect to any Participant, that, as a result of incapacity due to physical or mental illness, such Participant is, or is reasonably likely to become, unable to perform his or her duties for more than six (6) consecutive months or six (6) months in the aggregate during any twelve (12) month period.

     "Eligible Individuals" means the individuals described in Section 7 who are eligible for Awards under the Plan.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the applicable rulings and regulations promulgated thereunder.

     "Fair Market Value" means, on any given date, the closing price of the shares of Common Stock, as reported on the Nasdaq National Market for such date or, if Common Stock was not traded on such date, on the next preceding day on which Common Stock was traded; provided that if the Common Stock is not then traded on the Nasdaq National Market, Fair Market Value means the fair market value thereof as of the relevant date of determination as determined in accordance with a valuation methodology approved by the Committee.

     "Incentive Stock Option" means a Stock Option which is an "incentive stock option" within the meaning of Section 422 of the Code and designated by the Committee as an Incentive Stock Option in an Award Agreement.

     "Nonqualified Stock Option" means a Stock Option which is not an Incentive Stock Option.

     "Parent" means any corporation which is a "parent corporation" within the meaning of Section 424(e) of the Code with respect to the relevant entity.

     "Participant" means an Eligible Individual to whom an Award has been granted under the Plan.

     "Performance Share Award" means a conditional Award of shares of Common Stock granted to an Eligible Individual pursuant to Section 10 hereof.

     "Person" means any person, entity or "group" within the meaning of
     Section 13(d)(3) or Section 14(d)(2) of the Exchange Act.

     "Restricted Stock Award" means an Award of shares of Common Stock granted to an Eligible Individual pursuant to Section 9 hereof.

     "Retirement" means retirement from active employment with the Company and its Subsidiaries on or after the attainment of age 55, or such other retirement date as may be approved by the Committee for purposes of the Plan and specified in the applicable Award Agreement.

     "Stock Option" means an Award to purchase shares of Common Stock granted to an Eligible Individual pursuant to Section 8 hereof.

     "Subsidiary" means (i) any corporation which is a "subsidiary corporation" within the meaning of Section 424(f) of the Code with respect to the Company or (ii) any other corporation or other entity in which the Company, directly or indirectly, has an equity or similar interest and which the Committee designates as a Subsidiary for the purposes of the Plan.

     "Ten Percent Shareholder" means an Eligible Individual who, at the time an Incentive Stock Option is to be granted to him or her, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or of a Parent or a Subsidiary.

3.  Administration of the Plan

    (a) The Plan shall be administered by the Committee, and the Committee shall make the determinations set forth in this subsection 3(a), based on the recommendations of the Company's management; provided, however, that with respect to any Participant the deductibility of whose Award may, in the reasonable belief of the Committee, be subject to the deduction limitation of Section 162(m) of the Code, the Committee shall exercise sole discretion regarding administration of the Plan and the determinations set forth in this subsection 3(a). The Committee shall have full power and authority, subject to the express provisions hereof, (i) to select Participants from the Eligible Individuals, (ii) to make Awards in accordance with the Plan, (iii) to determine the number of Shares subject to each Award,
        (iv) to determine the terms and conditions of each Award, including, without limitation, those related to vesting, forfeiture, payment and exercisability, and including the authority to amend the terms and conditions of an Award after the granting thereof to a Participant in a manner that is not prejudicial to the rights of such Participant in such Award, (v) to specify and approve the provisions of the Award Agreements delivered to Participants in connection with their Awards,
        (vi) to construe and interpret any Award Agreement delivered under the Plan, (vii) to prescribe, amend and rescind rules and procedures relating to the Plan, (viii) to vary the terms of Awards to take account of tax, securities law and other regulatory requirements of foreign jurisdictions and (ix) to make all other determinations (including, without limitation, factual determinations) and to formulate such procedures as may be necessary or advisable for the administration of the Plan.

    (b) The Committee shall have full power and authority, subject to the express provisions hereof, to construe and interpret the Plan.

    (c) All determinations by the Committee in carrying out and administering the Plan and in construing and interpreting the Plan shall be final, binding and conclusive for all purposes and upon all persons interested herein.

    (d) No member of the Committee shall be liable for anything whatsoever in connection with the administration of the Plan except such person's own willful misconduct. Under no circumstances shall any member of the Committee be liable for any act or omission of any other member of the Committee. In the performance of its functions with respect to the Plan, the Committee shall be entitled to rely upon information and advice furnished by the Company's officers, the Company's accountants, the Company's counsel and any other party the Committee deems necessary, and no member of the Committee shall be liable for any action taken or not taken in reliance upon any such advice.

4.  Duration of Plan

    The Plan shall remain in effect until terminated by the Board of Directors and thereafter until all Awards granted under the Plan are satisfied by the issuance of shares of Common Stock or are terminated under the terms of the Plan or under the Award Agreement entered into in connection with the grant thereof. Notwithstanding the foregoing, no Awards may be granted under the Plan after the tenth anniversary of the Effective Date (as defined in Section 16(l)).

5.  Shares of Stock Subject to the Plan

    Subject to adjustment as provided in Section 13(b) hereof, the number of shares of Common Stock that may be issued under the Plan pursuant to Awards shall not exceed, in the aggregate, 1,500,000 shares, all of which may be granted as Incentive Stock Options. Such shares may be either authorized but unissued shares, treasury shares or any combination thereof. To the fullest extent permitted under Section 422 of the Code, any shares subject to an Award which lapses, expires or is otherwise terminated without the issuance of such shares may again be available for purposes of the Plan.

6.  Maximum Number of Shares per Eligible Individual

    In accordance with the requirements under Section 162(m) of the Code (as applicable), no Eligible Individual shall receive grants of Stock Options with respect to an aggregate of more than 200,000 shares of Common Stock in any fiscal year of the Company.

7.  Eligible Individuals

    Awards may be granted by the Committee to individuals ("Eligible Individuals") who are officers or other key employees or consultants of the Company or a Subsidiary with the potential to contribute to the future success of the Company or its Subsidiaries. Awards shall not be affected by any change of duties or positions so long as the holder continues to be an employee or consultant of the Company or of a Subsidiary.

8.  Stock Options

    Stock Options granted under the Plan may be in the form of Incentive Stock Options or Nonqualified Stock Options; provided that only employees may be granted Incentive Stock Options. Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem appropriate:

    (a) Award Agreement. Stock Options shall be evidenced by an Award Agreement in such form and containing such terms and conditions as the Committee deems appropriate and which are not inconsistent with the terms of the Plan.

    (b) Terms of Stock Options Generally. Subject to the terms of the Plan and the applicable Award Agreement, each Stock Option shall entitle the Participant to whom such Stock Option was granted to purchase, upon payment of the relevant exercise price, the number of shares of Common Stock specified in the Award Agreement.

    (c) Exercise Price. The exercise price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant and set forth in the Award Agreement; provided, however, that with respect to Incentive Stock Options, the exercise price shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of grant (110% in the case of an Incentive Stock Option granted to a Ten Percent Shareholder).

    (d) Option Term. The term of each Stock Option shall be fixed by the Committee and set forth in the Award Agreement; provided, however, that a Stock Option shall not be exercisable after the expiration of ten (10) years after the date the Stock Option is granted (five (5) years in the case of an Incentive Stock Option granted to a Ten Percent Shareholder).

    (e) Exercisability. A Stock Option shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. Only whole shares shall be issued pursuant to the exercise of any Stock Option. The Committee may provide that Stock Options shall be exercisable in whole or in part based upon length of service or attainment of specified performance criteria. Subject to the first sentence of this paragraph, the Committee, in its sole discretion, may provide for the acceleration of vesting of a Stock Option, in whole or in part, based on such factors or criteria (including specified performance criteria) as the Committee may determine.

    (f) Method of Exercise. A Stock Option may be exercised, in whole or in part, by giving written notice of exercise to the Secretary of the Company specifying the number of shares to be purchased, and containing any representations required by the Committee. Such notice shall be accompanied by payment in full of the exercise price either by cash, certified or bank check, or other instrument acceptable to the Committee. The manner in which the exercise price may be paid may be subject to certain conditions specified by the Committee, including, without limitation, conditions intended to avoid the imposition of liability against the individual under
        Section 16 of the Exchange Act. In accordance with the rules and procedures that may be established by the Committee in its sole discretion, a Stock Option may also be exercised through a "cashless exercise" procedure approved by the Committee involving a broker or dealer approved by the Committee, that affords Participants the opportunity to sell immediately some or all of the shares underlying the exercised portion of the Stock Option in order to generate sufficient cash to pay the Stock Option exercise price and/or to satisfy withholding tax obligations related to the Stock Option. If requested by the Committee, the Participant shall deliver the Award Agreement evidencing an exercised Stock Option to the Secretary of the Company, who shall endorse thereon a notation of such exercise and return such Award Agreement to the Participant exercising the Option. No fractional shares (or cash in lieu thereof) shall be issued upon exercise of a Stock Option and the number of shares that may be purchased upon exercise shall be rounded to the nearest number of whole shares.

    (g) Rights as Shareholder. A Participant shall have no rights as a shareholder with respect to any shares of Common Stock issuable upon exercise of a Stock Option until a certificate or certificates evidencing the shares of Common Stock shall have been issued to the Participant and, subject to Section 13(b), no adjustment shall be made for dividends or distributions or other rights in respect of any share for which the record date is prior to the date on which the Participant shall become the holder of record thereof.

    (h) Special Rule for Incentive Stock Options.  With respect to
        Incentive Stock Options granted under the Plan, if the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the number of shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under all plans of the Company or a Parent or Subsidiary exceeds One Hundred Thousand Dollars ($100,000) or such other limit as may be required by the Code, such Incentive Stock Options shall be treated, to the extent of such excess, as Nonqualified Stock Options.

9.  Restricted Stock Awards

    Restricted Stock Awards granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the Plan, as the Committee shall deem appropriate:

    (a) Award Agreement. Restricted Stock Awards shall be evidenced by an Award Agreement in such form and containing such restrictions, terms and conditions as the Committee deems appropriate and which are not inconsistent with the terms of the Plan, including, without limitation, restrictions on the sale, assignment, transfer or other disposition of such shares and provisions requiring that a Participant forfeit such shares upon a termination of employment for specified reasons within a specified period of time.

    (b) Terms of Restricted Stock Awards Generally. Restricted Stock Awards may be granted under the Plan in such form as the Committee may from time to time approve. Restricted Stock Awards may be granted for no consideration or such consideration as the Committee deems appropriate. Restricted Stock Awards may be granted alone or in addition to other Awards under the Plan. Subject to the terms of the Plan, the Committee shall determine the number of shares of Common Stock subject to each Restricted Stock Award granted to a Participant, and the Committee may impose different terms and conditions on any particular Restricted Stock Award granted to any Participant. The Committee, in its sole discretion, may provide for the lapse of restrictions in installments and may waive or accelerate such restrictions in whole or in part, based on such factors or criteria, including specified performance criteria, as the Committee may determine. Upon expiration of any applicable restriction period or lapse of any restrictions, the Participant shall be vested in the Restricted Stock Award, or applicable portion thereof.

    (c) Evidence of Ownership.  Each Participant receiving a Restricted
        Stock Award shall be issued a certificate or certificates in respect of such shares of Common Stock at the time of grant. Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award. The Committee may require that the certificate or certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock Award, the Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

    (d) Rights as Shareholder. Except as otherwise provided by the Committee in its sole discretion, a Participant shall have, with respect to the shares of Common Stock received under a Restricted Stock Award, all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive any cash dividends. Stock dividends issued with respect to shares covered by a Restricted Stock Award shall be treated as additional shares under the Restricted Stock Award and shall be subject to the same restrictions and other terms and conditions that apply to the shares with respect to which such dividends are issued.

10. Performance Share Awards

    Performance Share Awards granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the Plan, as the Committee shall deem appropriate:

    (a) Award Agreement. Performance Share Awards shall be evidenced by an Award Agreement in such form and containing such terms and conditions as the Committee deems appropriate and which are not inconsistent with the terms of the Plan. Each Award Agreement shall set forth the number of shares of Common Stock to be received by a Participant upon satisfaction of certain specified performance criteria and subject to such other terms and conditions as the Committee deems appropriate.

    (b) Terms of Performance Share Awards Generally. Performance Share Awards may be granted under the Plan in such form as the Committee may from time to time approve. Performance Share Awards may be granted for no consideration or such consideration as the Committee deems appropriate. Performance Share Awards may be granted alone or in addition to other Awards under the Plan. Subject to the terms of the Plan, the Committee shall determine the number of shares of Common Stock subject to each Performance Share Award granted to a Participant.

    (c) Performance Goals. Performance Share Awards shall provide that, in order for a Participant to be entitled to receive shares of Common Stock under such Award, the Company, a Subsidiary and/or the Participant must achieve certain specified performance goals ("Performance Goals") over a designated performance period ("Performance Period"). The Performance Goals and Performance Period shall be established by the Committee in its sole discretion. The Committee shall establish the Performance Goals for each Performance Period before, or as soon as practicable after, the commencement of the Performance Period. In setting Performance Goals, the Committee may use such measures as net earnings, operating earnings or income, absolute and/or relative return on equity or assets, earnings per share, cash flow, pretax profits, earnings growth, revenue growth, comparison to peer companies, any combination of the foregoing, or such other measure or measures of performance, including individual measures of performance, in such manner as it deems appropriate. Prior to the end of a Performance Period, with respect to any Participant the deductibility of whose Performance Award will not, in the reasonable belief of the Committee, be subject to the deduction limitation of Section 162(m) of the Code, the Committee may, in its discretion, adjust the performance objectives to reflect a Change in Capitalization (as hereinafter defined) or any other event which may materially affect the performance of the Company, a Subsidiary or a division, including, but not limited to, market conditions or a significant acquisition or disposition of assets or other property by the Company, a Subsidiary or a division. With respect to any Participant, the deductibility of whose Performance Award may, in the reasonable belief of the Committee, be subject to the deduction limitation of Section 162(m) of the Code, the Committee shall not be entitled to exercise the discretion conferred upon it in the preceding sentence to the extent the existence or exercise of such discretion would result in a loss of tax deductibility under such
        Section 162(m) of the Code. The extent to which a Participant is entitled to payment of a Performance Share Award at the end of the Performance Period shall be determined by the Committee, in its sole discretion, based on the Committee's determination of whether the Performance Goals established by the Committee in the granting of such Performance Share Award have been met.

    (d) Payment of Awards. Payment in settlement of a Performance Share Award shall be made as soon as practicable following the conclusion of the respective Performance Period, or at such other time as the Committee shall determine, in shares of Common Stock.

    (e) Rights as Shareholder. Except as otherwise provided by the Committee in the applicable Award Agreement, a Participant shall have no rights as a shareholder with respect to a Performance Share Award until a certificate or certificates evidencing the shares of Common Stock shall have been issued to the Participant following the conclusion of the Performance Period, and, subject to Section 13(b), no adjustment shall be made for dividends or distributions or other rights in respect of any share for which the record date is prior to the date on which the Participant shall become the holder of record thereof.

11. Termination of Employment

    (a) Disability or Retirement. Except as may otherwise be provided by the Committee in its sole discretion at the time of grant or subsequent thereto, if a Participant's employment with the Company and its Subsidiaries terminates by reason of Disability or Retirement, (i) any Stock Option held by the Participant may thereafter be exercised, to the extent it was exercisable on the date of termination, for a period (the "Exercise Period") of one year from the date of such Disability or Retirement or until the expiration of the stated term of the Stock Option, whichever period is shorter, and to the extent not exercisable on the date of termination of employment, such Stock Option shall be forfeited; provided, however, that if a Participant terminates employment by reason of Retirement and such Participant holds an Incentive Stock Option, the Exercise Period shall not exceed the shorter of three months from the date of Retirement and the remainder of the stated term of such Incentive Stock Option; provided further, however, that if the Participant dies during the Exercise Period, any unexercised Stock Option held by such Participant may thereafter be exercised to the extent it was exercisable on the date of Disability or Retirement, by the legal representative of the estate or legatee of the Participant under the will of the Participant, for a period of one year from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter (or, in the case of an Incentive Stock Option, for a period equal to the remainder of the Exercise Period), and (ii) if such termination is prior to the end of any applicable restriction period (with respect to a Restricted Stock Award) or Performance Period (with respect to a Performance Share Award), the number of shares of Common Stock subject to such Award which have not been earned as of the date of Disability or Retirement shall be forfeited. In determining whether to exercise its discretion under the first sentence of this Section 11(a) with respect to an Incentive Stock Option the Committee may consider the provisions of Section 422 of the Code.

    (b) Death. Except as may otherwise be provided by the Company in its sole discretion at the time of grant or subsequent thereto, if a Participant's employment with the Company and its Subsidiaries terminates by reason of death, (i) any Stock Option held by the Participant may thereafter be exercised, to the extent it was exercisable on the date of death, by the legal representative of the estate or legatee of the Participant under the will of the Participant, for a period of one year from the date of the Participant's death or until the expiration of the stated term of such Stock Option, whichever period is shorter, and to the extent not exercisable on the date of death, such Stock Option shall be forfeited and (ii) if such termination is prior to the end of any applicable restriction period (with respect to a Restricted Stock Award) or Performance Period (with respect to a Performance Share Award), the number of shares of Common Stock subject to such Award which have not been earned as of the date of death shall be forfeited.

    (c) Other Terminations. Unless the Committee determines otherwise in its sole discretion at the time of grant or subsequent thereto, if a Participant's employment with the Company and its Subsidiaries terminates for any reason other than death, Disability or Retirement,
        (i) any Stock Option held by the Participant may thereafter be exercised, to the extent it was exercisable on the date of termination, for a period of sixty (60) days from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is shorter, and to the extent not exercisable on the date of termination of employment, such Stock Option shall be forfeited, and (ii) if such termination is prior to the end of any applicable restriction period (with respect to a Restricted Stock Award) or Performance Period (with respect to a Performance Share Award), the number of shares of Common Stock subject to such Award which have not been earned as of the date of such termination of employment shall be forfeited. In determining whether to exercise its discretion under the first sentence of this
        Section 11(c) with respect to an Incentive Stock Option, the Committee may consider the provisions of Section 422 of the Code.

12. Non-transferability

    Unless the Committee determines otherwise, no Award shall be transferable other than by will or by the laws of descent and distribution or pursuant to a domestic relations order; provided, however, that the Committee may, in its discretion and subject to such terms and conditions as it shall specify, permit the transfer of an Award for no consideration to a Participant's family members or to one or more trusts or partnerships established in whole or in part for the benefit of one or more of such family members (collectively, "Permitted Transferees"). Any Award transferred to a Permitted Transferee shall be further transferable only by will or the laws of descent and distribution or, for no consideration, to another Permitted Transferee of the Participant. The Committee may in its discretion permit transfers of Awards other than those contemplated by this Section 12.

13. Recapitalization or Reorganization

    (a) The existence of the Plan, the Award Agreements and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any dividend or other distribution, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

    (b) Notwithstanding any provision of the Plan or any Award Agreement, in the event of any change in the outstanding Common Stock by reason of a stock dividend or split, recapitalization, reorganization, merger, consolidation, stock split, combination or exchange of shares (a "Change in Capitalization"), (i) such proportionate adjustments as may be necessary (in the form determined by the Committee in its sole discretion) to reflect such change shall be made to prevent dilution or enlargement of the rights of Participants under the Plan with respect to the aggregate number of shares of Common Stock for which Awards in respect thereof may be granted under the Plan, the number of shares of Common Stock covered by each outstanding Award, and the exercise or Award prices in respect thereof and (ii) the Committee may make such other adjustments, consistent with the foregoing, as it deems appropriate in its sole discretion. The determination of the Committee, as to any substitution or adjustment or as to there being no need for the same, will be final and binding on all parties.

14. Change in Control

    In the event of a Change in Control and except as the Committee (as constituted immediately prior to such Change in Control) may otherwise determine in its sole discretion, (i) all Stock Options then outstanding shall become fully exercisable as of the date of the Change in Control, whether or not then exercisable, (ii) all restrictions and conditions of all Restricted Stock Awards then outstanding shall lapse as of the date of the Change in Control, (iii) all Performance Share Awards shall be deemed to have been fully earned as of the date of the Change in Control, and (iv) in the case of a Change in Control involving a merger of, or consolidation involving, the Company in which the Company is (A) not the surviving corporation (the "Surviving Entity") or (B) becomes a wholly owned subsidiary of the Surviving Entity or any Parent thereof, each outstanding Stock Option granted under the Plan and not exercised (a "Predecessor Option") will be converted into an option (a "Substitute Option") to acquire common stock of the Surviving Entity or its Parent, which Substitute Option will have substantially the same terms and conditions as the Predecessor Option, with appropriate adjustments as to the number and kind of shares and exercise prices.

15. Amendment of the Plan

    The Board or Committee may at any time and from time to time terminate, modify, suspend or amend the Plan in whole or in part, except that no termination, modification, suspension or amendment shall be effective without shareholder approval if such approval is required to comply with Rule 16b-3 under the Exchange Act, Section 162(m) of the Code, or to comply with any other law, regulation or stock exchange rule. No termination, modification, suspension or amendment of the Plan shall, without the consent of a Participant to whom any Awards shall previously have been granted, adversely affect his or her rights under such Awards. Notwithstanding any provision herein to the contrary, the Board or Committee shall have broad authority to amend the Plan or any Stock Option to take into account changes in applicable tax laws, securities laws, accounting rules and other applicable state and federal laws.

16. Miscellaneous

    (a) Tax Withholding.

        (i) No later than the date as of which an amount first becomes includable in the gross income of the Participant for applicable income tax purposes with respect to any award under the Plan, the Participant shall pay to the Company or make arrangements satisfactory to the Committee regarding the payment of any federal, state or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, in accordance with rules and procedures established by the Committee, the minimum required withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement. The obligation of the Company under the Plan shall be conditioned upon such payment or arrangements and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

       (ii) The applicable Award Agreement for an Incentive Stock Option shall provide that if a Participant makes a disposition, within the meaning of Section 424(c) of the Code and the regulations promulgated thereunder, of any share of Common Stock issued to such Participant pursuant to the exercise of an Incentive Stock Option within the two-year period commencing on the day after the date of the grant or within the one-year period commencing on the day after the date of transfer of such share of Common Stock to the Participant pursuant to such exercise, the Participant shall, within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office.

    (b) Loans.

        On such terms and conditions as shall be approved by the Committee, the Company may, in its sole discretion, directly or indirectly lend money to a Participant to accomplish the purposes of the Plan, including to assist such Participant to acquire or carry shares of Common Stock acquired upon the exercise of Stock Options granted hereunder, and the Committee may also separately lend money to any Participant to pay taxes with respect to any of the transactions contemplated by the Plan.

    (c) No Right to Grants or Employment.

        No Eligible Individual or Participant shall have any claim or right to receive grants of Awards under the Plan. Nothing in the Plan or in any Award or Award Agreement shall confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, as the case may be, or interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees at any time, with or without cause.

    (d) Unfunded Plan.

        The Plan is intended to constitute an unfunded plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or payments in lieu thereof with respect to awards hereunder.

    (e) Other Employee Benefit Plans.

        Payments received by a Participant under any Award made pursuant to the provisions of the Plan shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by the Company, unless otherwise specifically provided for under the terms of such plan or arrangement or by the Committee.

    (f) Securities Law Restrictions.

        The Committee may require each Eligible Individual purchasing or acquiring shares of Common Stock pursuant to a Stock Option or other Award under the Plan to represent to and agree with the Company in writing that such Eligible Individual is acquiring the shares for investment and not with a view to the distribution thereof. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, the Nasdaq National Market or any other exchange upon which the Common Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. No shares of Common Stock shall be issued hereunder unless the Company shall have determined that such issuance is in compliance with, or pursuant to an exemption from, all applicable federal and state securities laws.

    (g) Compliance with Rule 16b-3.

        (i) The Plan is intended to comply with Rule 16b-3 under the Exchange Act or its successors under the Exchange Act and the Committee shall interpret and administer the provisions of the Plan or any Award Agreement in a manner consistent therewith. To the extent any provision of the Plan or Award Agreement or any action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. Moreover, in the event the Plan or an Award Agreement does not include a provision required by Rule 16(b)(3) to be stated therein, such provision (other than one relating to eligibility requirements, or the price and amount of Awards) shall be deemed automatically to be incorporated by reference into the Plan or such Award Agreement insofar as Participants subject to Section 16 of the Exchange Act are concerned.

       (ii) Notwithstanding anything contained in the Plan or any Award Agreement to the contrary, if the consummation of any transaction under the Plan would result in the possible imposition of liability on a Participant pursuant to Section 16(b) of the Exchange Act, the Committee shall have the right, in its sole discretion, but shall not be obligated, to defer such transaction to the extent necessary to avoid such liability, but in no event for a period in excess of 180 days.

    (h) Deductibility Under Code Section 162(m).

        Awards granted under the Plan to Eligible Individuals which the Committee reasonably believes may be subject to the deduction limitation of Section 162(m) of the Code shall not be exercisable, and payment under the Plan in connection with such an Award shall not be made, unless and until the Committee has determined in its sole discretion that such exercise or payment would no longer be subject to the deduction limitation of Section 162(m) of the Code.

    (i) Award Agreement.

        Each Eligible Individual receiving an Award under the Plan shall enter into an Award Agreement in a form specified by the Committee agreeing to the terms and conditions of the Award and such other matters as the Committee shall, in its sole discretion, determine. In the event of any conflict or inconsistency between the Plan and any such Award Agreement, the Plan shall govern, and the Award Agreement shall be interpreted to minimize or eliminate any such conflict or inconsistency.

    (j) Expenses.

        The costs and expenses of administering the Plan shall be borne by the Company.

    (k) Applicable Law.

        Except as to matters of federal law, the Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to conflicts of law principles.

    (l) Effective Date.

        The Plan shall be effective as of the date (the "Effective Date") the Plan is approved by the Board, subject to its approval by the shareholder of the Company. Awards granted under the Plan prior to such shareholder approval shall be and are made subject to defeasance by the failure of the shareholders to approve the Plan.

                            Table of Contents

1.  Purposes                                                            1

2.  Definitions                                                         1

3.  Administration of the Plan                                          4

4.  Duration of the Plan                                                5

5.  Shares of Stock Subject to the Plan                                 5

6.  Maximum Number of Shares per Eligible Individual                    5

7.  Eligible Individuals                                                5

8.  Stock Options                                                       6

9.  Restricted Stock Awards                                             8

10. Performance Share Awards                                            9

11. Termination of Employment                                          10

12. Non-transferability                                                12

13. Recapitalization or Reorganization                                 12

14. Change in Control                                                  13

15. Amendment of the Plan                                              13

16. Miscellaneous                                                      14